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                                                                   EXHIBIT 10.34


                          [COMERICA BANK LETTERHEAD]



October 17, 1995



Mr. John Zimmerman
Chief Financial Officer
Sandy Corporation
1500 W. Big Beaver Road
Troy, MI  48084

Dear John,

As you know, Section 7.1 of the Amended and Restated Revolving Credit Loan Agreement dated June 23, 1993 by and between Sandy Corporation and Comerica Bank prohibits Sandy Corporation from declaring or paying a dividend without the express written consent of Comerica Bank.

Comerica Bank hereby consents to the declaration and payment of a dividend of up to 4 cents on each of the approximately 2,400,000 issued and outstanding shares of Sandy Corporation common stock.

The consent provided herein is applicable only to the dividend declared in August, 1995 and paid over the subsequent twelve month period. If you have any questions, please feel free to contact me.



Sincerely,


/s/ Lynn M. Ris
Lynn M. Ris
Corporate Banking Representative
Regional Metro Corporate Banking